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                                                                   EXHIBIT 99.1


[COVENTRY HEALTH CARE LOGO]
6705 Rockledge Drive, Suite 900                                    News Release
Bethesda, MD 20817-1850
(301) 581-0600

         For Immediate Release             Contact:    Shawn M. Guertin
                                                       Chief Financial Officer
                                                       (301) 581-5701

                                                       John J. Stelben
                                                       VP, Business Development
                                                       (301) 581-5729


        COVENTRY HEALTH CARE ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES

         Bethesda, Maryland (January 14, 2005) - Coventry Health Care, Inc. (NYSE: CVH) announced today that it intends to offer, through a private placement, subject to market and other conditions, $250.0 million original principal amount of its senior notes due 2012 and $250.0 million original principal amount of its senior notes due 2015. The senior notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation
S. The senior notes will rank equal in right of payment to all of Coventry's existing and future senior debt, including its existing 8.125% senior notes due 2012 and new credit facilities. The senior notes will be general unsecured obligations of Coventry. Coventry plans to use the net proceeds of the senior notes offering, together with cash on hand and borrowings under its new credit facilities, to fund the acquisition of First Health Group Corp., including the repayment of First Health's existing outstanding indebtedness. The closing of the offering is conditioned on the substantially concurrent closing of the First Health acquisition.

         The securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

         This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

         The foregoing statements regarding Coventry's intentions with respect to the contemplated offering and other transactions described above are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. Coventry's ability to complete the offering and other transactions described above successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in the reports filed by Coventry with the Securities and Exchange Commission.


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         Coventry Health Care is a managed health care company based in
Bethesda, Maryland operating health plans and insurance companies under the names Coventry Health Care, Coventry Health and Life, Altius Health Plans, Carelink Health Plans, Group Health Plan, HealthAmerica, HealthAssurance, HealthCare USA, OmniCare, PersonalCare, SouthCare, Southern Health and WellPath. Coventry provides a full range of managed care products and services, including HMO, PPO, POS, Medicare+Choice, Medicaid, and Network Rental to 3.1 million members in a broad cross section of employer and government-funded groups in 15 markets throughout the Midwest, Mid-Atlantic and Southeast United States. More information is available on the Internet at www.coventryhealth.com.

         First Health, the premier national health-benefits services company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit First Health's website at www.firsthealth.com.

         This communication is not a solicitation of a proxy from any security holder of First Health. Coventry and First Health filed a registration statement on Form S-4 with the SEC in connection with the merger. The Form S-4 contains a prospectus, a proxy statement and other documents for the stockholders' meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus contain important information about Coventry, First Health, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger are available free of charge at the SEC's web site, www.sec.gov.

         All documents filed with the SEC by Coventry in connection with the merger are available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn:
Investor Relations. All documents filed with the SEC by First Health in connection with the merger and the option tender offer are available to investors free of charge by writing to: First Health Group Corp., 3200 Highland Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations.

         Coventry, First Health, their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Health's stockholders. Information concerning Coventry's directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning First Health's directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the merger is available in the proxy statement regarding the merger. Investors can obtain free copies of these documents from the SEC's website.